Exhibit (a)(1)(C)
Unless the context otherwise requires, terms used in this Form of Acceptance shall bear the same meanings as those defined in the offer document or the U.S. offer to purchase (as the case may be), each dated September 9, 2024 and issued by Zhihu Inc. (the “Applicable Offer Document”).
Hong Kong Exchanges and Clearing Limited, The Stock Exchange of Hong Kong Limited, and Hong Kong Securities Clearing Company Limited take no responsibility for the contents of this Form of Acceptance, make no representation as to its accuracy or completeness, and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this Form of Acceptance.
Zhihu Inc.
(A company controlled through weighted voting rights and
incorporated in the Cayman Islands with limited liability)
(NYSE: ZH; HKEX: 2390)
FORM OF ACCEPTANCE OF CONDITIONAL VOLUNTARY CASH OFFERS OF ZHIHU INC. TO BUY BACK UP TO 46,921,448 CLASS A ORDINARY SHARES (INCLUDING IN THE FORM OF AMERICAN DEPOSITARY SHARES) AT A PRICE OF HK$9.11 PER CLASS A ORDINARY SHARE (EQUIVALENT OF US$3.50 PER ADS)
Please ONLY complete BOXES 1, 2, 3, 4 and sign BOX 7
(Please see instructions overleaf)
Registrar: Computershare Hong Kong Investor Services Limited	Shops 1712 – 1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong
FOR THE CONSIDERATION stated below, the “Transferor(s)” named below hereby transfer(s) to the “Transferee” named below the Share(s) specified below or any lesser number subject to the terms and conditions contained herein and in the accompanying Applicable Offer Document.

BOX 1	Number of Class A Ordinary Shares for which the Non-U.S. Offer or the U.S. Offer (as the case may be) is accepted *(Note)*	Number	Words
BOX 2	Status as U.S. Shareholder	☐ I self-identify as a shareholder that is a resident of, or located in, the United States	
DO NOT COMPLETE	Number of Class A Ordinary Shares to be transferred	Number	Words
BOX 3	SHARE CERTIFICATE NUMBER(S)		
BOX 4	Transferor(s) name(s) and address(es) in full (Either typewritten or written in block capitals)	Surname(s) or company name(s) Address(es)	Other Name(s) Telephone number
BOX 5	CONSIDERATION	HK$9.11 per Class A Ordinary Share	
BOX 6	TRANSFEREE	Name: Zhihu Inc. Registered Office: PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands	

BOX 7

Signed by or for and on behalf of the Transferor(s) in the presence of:

ALL JOINT REGISTERED HOLDERS MUST SIGN HERE

Signature of witness

Name of witness

Address of witness

Occupation of witness

Signature(s) of Transferor(s) or its duly authorised agent(s)/company chop (if applicable)

Date of submission of this Form of Acceptance

BOX 8

Do not complete

Signed by or on behalf of the Transferee in the presence of:

Signature of Witness

Name of Witness

Address of witness

Occupation of witness

For and on behalf of

Zhihu Inc.

Signature(s) of Transferee or its duly authorised agent(s)

Date of transfer

Note:
Please insert the total number of Class A Ordinary Shares for which the Non-U.S. Offer or the U.S. Offer (as the case may be) is accepted. If no number is inserted or if the total number inserted in the form is greater than the Class A Ordinary Shares tendered by you, as supported by the Share certificate(s), transfer receipt(s) and/or any other documents of title (and/or any satisfactory indemnity or indemnities required in respect thereof) (the “Title Documents”) or a mark other than a legible number (including “✓”, “✗”, “○”), a word or an illegible number or character is inserted, your Form of Acceptance will be considered as incomplete and will be returned to you for correction and resubmission. Any corrected Form of Acceptance must be re-submitted and received by the Registrar by not later than 4:00 p.m. (Hong Kong time)/ 4:00 am (New York City time) on Wednesday, October 30, 2024 or such later time(s) and/or date(s) as may be announced by the Company in compliance with the Codes and laws, regulations, and rules of the United States and/or with the Executive’s consent. If you wish to accept the Non-U.S. Offer or the U.S. Offer (as the case may be) in respect of only part of your Shares, you should arrange for the Title Documents in respect of your Class A Ordinary Shares to be split through the Registrar before submitting the Form of Acceptance such that the number of Class A Ordinary Shares inserted in the Form of Acceptance shall be the same as the number of Class A Ordinary Shares represented by the Title Documents submitted with such Form of Acceptance. In any event, the valid Form of Acceptance should be submitted and received by the Registrar by not later than 4:00 p.m. (Hong Kong time)/ 4:00 am (New York City time) on Wednesday, October 30, 2024 or such later time(s) and/or date(s) as may be announced by the Company in compliance with the Codes and laws, regulations, and rules of the United States and/ or with the Executive’s consent.

Subject to the Offers becoming unconditional, the total number of Class A Ordinary Shares bought back by the Company from you will be determined by the total number of Class A Ordinary Shares tendered for acceptance in accordance with the formula set out in the Applicable Offer Document. Fractions of Class A Ordinary Shares (including in the form of ADSs) will not be bought back under the Offers. The number of Class A Ordinary Shares to be bought back from you by the Company in respect of your acceptance will be rounded up or down to the nearest whole number at the discretion of the Company, provided that the total number of Class A Ordinary Shares (including in the form of ADSs) that will be bought back by the Company will not exceed the Maximum Number.

Personal Information Collection Statement
Personal Data
This personal information collection statement informs you of the policies and practices of the Company, Deutsche Bank (to the extent relating to the Non-U.S. Offer), and the Registrar and in relation to personal data and the Personal Data (Privacy) Ordinance (Chapter 486 of the Laws of Hong Kong) (the “Ordinance”).
1.
Reasons for the collection of your personal data

To accept the Offers for your Class A Ordinary Share(s), you must provide the personal data requested. Failure to supply the requested data may result in the processing of your acceptance being rejected or delayed. It may also prevent or delay the despatch of the consideration to which you are entitled under the Offers.
2.
Purposes

The personal data which you provide on this Form of Acceptance may be used, held, and/or stored (by whatever means) for the following purposes:
•
processing your acceptance and verification or compliance with the terms and application procedures set out in this Form of Acceptance and the Applicable Offer Document;

•
registering transfers of the Class A Ordinary Share(s) out of your name;

•
maintaining or updating the Register;

•
conducting or assisting to conduct signature verifications, and any other verification or exchange of information;

•
distributing communications from the Company, Deutsche Bank (to the extent relating to the Non-U.S. Offer), and/or their respective agents, officers, and advisers and the Registrar;

•
compiling statistical information and Shareholder profiles;

•
establishing benefit entitlements of the Shareholders;

•
disclosing relevant information to facilitate claims on entitlements;

•
making disclosures as required by laws, rules, or regulations (whether statutory or other wise);

•
any other purpose in connection with the business of the Company, Deutsche Bank (to the extent relating to the Non-U.S. Offer), or the Registrar; and

•
any other incidental or associated purposes relating to the above and/ or to enable the Company, Deutsche Bank (to the extent relating to the Non-U.S. Offer), and/or the Registrar to discharge their obligations to the Shareholders and/or regulators and/or under applicable regulations, and other purpose to which the Shareholders may from time to time agree to or be informed of.

3.
Transfer of personal data

The personal data provided in this Form of Acceptance will be kept confidential but the Company and/or Deutsche Bank (to the extent relating to the Non-U.S. Offer) and/or the Registrar may, to the extent necessary for achieving the purposes above or any of them, make such enquiries as they consider necessary to confirm the accuracy of the personal data and, in particular, they may disclose, obtain, transfer (whether within or outside Hong Kong) such personal data to, from or with any and all of the following persons and entities:
•
the Company, Deutsche Bank (to the extent relating to the Non-U.S. Offer), any of their respective agents, offices, and advisers and the Registrar;

•
any agents, contractors, or third party service providers who offer administrative, telecommunications, computer, payment, or other services to the Company and/or Deutsche Bank (to the extent relating to the Non-U.S. Offer) and/or the Registrar, in connection with the operation of their businesses;

•
any regulatory or governmental bodies;

•
any other persons or institutions with which you have or propose to have dealings, such as your bankers, solicitors, accountants, or licensed securities dealers or registered institutions in securities; and

•
any other persons or institutions whom the Company and/or Deutsche Bank (to the extent relating to the Non-U.S. Offer) and/or the Registrar consider(s) to be necessary or desirable in the circumstances.

4.
Retention of Personal Data

The Company, Deutsche Bank (to the extent relating to the Non-U.S. Offer) and the Registrar will keep the personal data provided in this form for as long as necessary to fulfil the purposes for which the personal data were collected. Personal data which is no longer required will be destroyed or dealt with in accordance with the Ordinance and other applicable law.
5.
Access and correction of personal data

The Ordinance provides you with rights to ascertain whether the Company and/or Deutsche Bank (to the extent relating to the Non-U.S. Offer) and/ or the Registrar hold(s) your personal data, to obtain a copy of that data, and to correct any data that is incorrect. In accordance with the Ordinance, the Company and/or Deutsche Bank (to the extent relating to the Non-U. S. Offer) and/or the Registrar have the right to charge a reasonable fee for the processing of any data access request. All requests for access to data or correction of data or for information regarding policies and practices and the kinds of data held should be addressed to the Company, Deutsche Bank (to the extent relating to the Non-U.S. Offer), or the Registrar (as the case may be).
BY SIGNING THIS FORM OF ACCEPTANCE, YOU AGREE TO ALL OF THE ABOVE.

THIS FORM OF ACCEPTANCE IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. If you are in any doubt as to any aspect of this Form of Acceptance or the Offers or as to the action you should take, you should consult a licensed securities dealer or registered institution in securities, bank manager, solicitor, professional accountant, or other professional adviser.
This Form of Acceptance should be read in conjunction with the accompanying Applicable Offer Document. The definitions used in the Applicable Offer Document apply to this Form of Acceptance, unless the context otherwise requires. The complete terms of the Offers as set out in the Applicable Offer Document are deemed to be incorporated in and form part of this Form of Acceptance and should be read carefully by each Qualifying Shareholder.
If you have sold or otherwise transferred all your Class A Ordinary Shares, you should at once hand this Form of Acceptance and the Applicable Offer Document to the purchaser(s) or transferee(s) or to the bank, the licensed securities dealer, or other agent through whom the sale or transfer was effected for onward transmission to the purchaser(s) or transferee(s).
The Non-U.S. Offer is made by Deutsche Bank on behalf of the Company and may only be accepted by Non-U.S. Qualifying Shareholders. The U.S. Offer is made solely and directly by the Company. Non-U.S. Qualifying Shareholders may only tender under the Non-U.S. Offer. U.S. Qualifying Shareholders and ADS holders (wherever such ADS holders are located) may only tender under the U.S. Offer. The making of the Offers to the Overseas Shareholders may be prohibited or affected by the laws of the relevant jurisdictions. If you are an Overseas Shareholder, you should obtain appropriate legal advice regarding the implications of the Offers in the relevant jurisdictions with a view to observing all applicable legal or regulatory requirements. It is your responsibility if you wish to accept the Non-U.S. Offer or the U.S. Offer (as the case may be) to satisfy yourself as to the full observance of the laws and regulations of the relevant jurisdictions in connection therewith, including but not limited to the obtaining of any governmental, exchange control, or other consents that may be required and the compliance with all other necessary formalities or regulatory or legal requirements. You will also be fully responsible for the payment of any transfer or other taxes and duties payable by you in respect of all relevant jurisdictions. The Company, Deutsche Bank (to the extent relating to the Non-U.S. Offer and with the prior consent of the Company), the Registrar, or any of their respective directors or any person involved in the Offers shall be entitled to be fully indemnified and held harmless by you for any taxes as you may be required to pay. Acceptance of the Non-U.S. Offer or the U.S. Offer (as the case may be) by you will constitute a warranty by you that you are permitted under all applicable laws to receive and accept the Non-U.S. Offer or the U.S. Offer (as the case may be), and any revision thereof, and such acceptance shall be valid and binding in accordance with all applicable laws.
The provisions set out herein form part of the terms and conditions of the Offers and this Form of Acceptance should be read in conjunction with the Applicable Offer Document.
WARNING:
You should read carefully the instructions before completing this Form of Acceptance.
QUALIFYING SHAREHOLDERS HAVE THE RIGHT TO WITHDRAW THEIR TENDERED CLASS A ORDINARY SHARES UNTIL 4:00 P.M., HONG KONG TIME, OR 4:00 A.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 30, 2024.

ADDITIONALLY, IF THE COMPANY HAS NOT ACCEPTED YOUR CLASS A ORDINARY SHARES FOR PAYMENT BY TUESDAY, NOVEMBER 5, 2024 (WHICH IS THE 40TH U.S. BUSINESS DAY) AFTER THE DATE OF THE COMMENCEMENT OF THE OFFERS), YOU MAY WITHDRAW THEM AT ANY TIME AFTER THAT DATE UNTIL THE COMPANY ACCEPTS YOUR CLASS A ORDINARY SHARES FOR PAYMENT.
HOW TO COMPLETE THIS FORM OF ACCEPTANCE
To accept the Non-U.S. Offer or the U.S. Offer (as the case may be), you should complete and sign this Form of Acceptance overleaf and forward this entire Form of Acceptance, together with the relevant Title Documents, for not less than the number of Class A Ordinary Shares in respect of which you wish to accept the Non-U.S. Offer or the U.S. Offer (as the case may be), by post or by hand, to the Registrar, Computershare Hong Kong Investor Services Limited, at Shops 1712-1716, 17th Floor, Hopewell Centre, 183 Queen’s Road East, Wan Chai, Hong Kong, in an envelope marked “Zhihu Inc. — Buy-back Offer” as soon as possible but in any event so as to reach the Registrar by not later than 4:00 p.m. (Hong Kong time)/ 4:00 am (New York City time) on Wednesday, October 30, 2024) (or such later time and/or date as the Company may decide and announce, subject to the Codes and laws, regulations, and rules of the United States and/or with the Executive’s consent). Should any Qualifying Shareholder require any assistance in completing this Form of Acceptance or have any queries regarding the procedures for tendering and settlement or any other similar aspect of the Offers, he/she may contact the Registrar on its telephone hotline at (852) 2862 8555 during the period from 9:00 a.m. Monday, September 9, 2024) to the closing day of the Offers (both days inclusive) between 9:00 a.m. and 6:00 p.m. (Hong Kong time) from Mondays to Fridays (excluding public holidays). For the avoidance of doubt, the designated hotline cannot and will not (i) provide any information not available in the public domain nor any advice on the merits or risks of the Offers or (ii) give any financial or legal advice.
FORM OF ACCEPTANCE IN RESPECT OF THE OFFERS
To: The Company, Deutsche Bank (to the extent relating to the Non-U.S. Offer), and the Registrar
1.
My/Our execution of the Form of Acceptance overleaf (whether or not such form is dated and which shall be binding on my/our personal representatives, heirs, successors, and assigns) shall constitute:

(i)
my/our irrevocable acceptance of the Non-U.S. Offer or the U.S. Offer (as the case may be) and contained in the Applicable Offer Document on and subject to the terms therein and herein mentioned, in respect of the number of Class A Ordinary Shares specified in the Form of Acceptance;

(ii)
my/our acceptance that the provisions of this Form of Acceptance and the other terms and conditions in the Applicable Offer Document are deemed to be incorporated into the terms and conditions of the Offers;

(iii)
my/our instruction and authority to the Company and/or Deutsche Bank (to the extent relating to the Non-U.S. Offer) or their respective agent(s) to collect from the Company or the Registrar on my/our behalf the share certificate(s) in respect of the Class A Ordinary Shares due to be issued to me/us in accordance with, and against surrender of, the enclosed transfer receipt(s) (if any), which has/have been duly signed by me/us and to deliver the same to the Registrar and to authorise and instruct the Registrar to hold such share certificate(s) subject to the terms of the Offers, as if it were/they were share certificate(s) delivered to the Registrar together with this Form of Acceptance;

(iv)
my/our instruction and authority to the Company or its agent(s) or the Registrar (as applicable) to send a cheque crossed “Not negotiable — account payee only” drawn in my/ our favour for the consideration to which I/we shall have become entitled under the terms of the Offers (and/or, as applicable, balancing share certificate(s) (the balancing share certificate will be sent/returned in jumbo form)) by ordinary post at my/our risk or in favour of the person named below or, if no name and address is stated below, to the first-named Accepting Shareholder at the registered address shown in the Register;

(Insert here the name and address of the person to whom the cheque and other documents are to be sent if different from the registered Accepting Shareholder or the first-named of the joint registered Accepting Shareholders.)
Name: (in block capitals)
Address:
(v)
my/our instruction and authority to the Company, the Registrar, or such person or persons as it may direct for the purpose, on my/our behalf, to make and execute the contract note and any other document, including an instrument of transfer, required by Section 19(1) of the Stamp Duty Ordinance (Chapter 117 of the Laws of Hong Kong), if applicable to be made and executed by me/us as the seller(s) of the Class A Ordinary Shares to be sold by me/us under the Non-U.S. Offer or the U.S. Offer (as the case may be) and to cause the same to be stamped and to cause an endorsement to be made on the Form of Acceptance (or instrument of transfer, if required) in accordance with the provisions of that Ordinance if applicable;

(vi)
my/our instruction and authority to the Company, the Registrar, or such person or persons as it may direct for the purpose of completing and executing the Form of Acceptance or any document (including, without limitation, any consolidated share transfer form) on my/our behalf including without limitation to insert a date in the Form of Acceptance or, if applicable, form of transfer; or, if I/we or any other person shall have inserted a date, to delete such date and insert another date and to do any other act that may be necessary or expedient for the purpose of selling my/our Class A Ordinary Shares to the Company;

(vii)
my/our instruction and authority to the Company, the Registrar, or such person or persons as it may direct for the purpose to insert in the number of Class A Ordinary Shares to be transferred to the Company in the box headed “Number of Class A Ordinary Shares to be transferred” in the Form of Acceptance or, if I/we or any other person shall have inserted a number, to delete such number and insert another number, provided that such number shall not exceed the number inserted in BOX 1 of the Form of Acceptance and to insert the corresponding share certificate number(s) or if I/we or any other person shall have inserted an incorrect share certificate number, to delete such share certificate number and insert the correct share certificate number; and

(viii)
my/our undertaking to execute any further documents, take any further action and give any further assurances as the Company may consider necessary, desirable, or expedient in connection with my/our acceptance of the Non-U.S. Offer or the U.S. Offer (as the case may be) including, without limitation, to complete the Non-U.S. Offer or the U.S. Offer (as the case may be) in respect of which I/we have accepted free from all liens, charges, encumbrances, equitable interests, rights of pre-emption, or other third party rights of any nature and together with all rights accruing or attaching thereto, including, without limitation, the right to receive dividends and other distributions declared, made or paid, if any, on or after the date the Class A Ordinary Share(s) are redeemed or cancelled (as the case may be) and/or to perfect any of the authorities expressed to be given under this Form of Acceptance or the Applicable Offer Document.

2.
I/We understand that acceptance of the Offers by me/us will constitute a warranty by me/us to the Company and Deutsche Bank (to the extent relating to the Non-U.S. Offer) that: (a) the number of Class A Ordinary Share(s) specified in this Form of Acceptance are fully paid and will be sold free from all liens, charges, encumbrances, equitable interests, rights of pre-emption or other third party rights of any nature and together with all rights accruing or attaching thereto, including, without limitation, the right to receive dividends and other distributions declared, made or paid, if any, on or after the date the Class A Ordinary Share(s) are redeemed or cancelled (as the case may be); and (b) if I/we am/are an Overseas Shareholder, I/we have fully observed any applicable legal or other requirements and that the Non-U.S. Offer or the U.S. Offer (as the case may be) may be accepted by me/us lawfully under the laws of the relevant jurisdiction.

3.
In the event that my/our acceptance is treated as invalid in accordance with the terms of the Offers, I/we authorise and request you to return to me/us my/our Title Documents, together with this Form of Acceptance duly cancelled, by ordinary post at my/our own risk to the person named above or, if no name and address is stated, to me or the firstnamed of us (in the case of joint registered Accepting Shareholders) at the registered address referred to above.

Note:
Where the Accepting Shareholders have sent one or more transfer receipt(s) and in the meantime the relevant share certificate(s) has/have been collected by the Company or its agent(s) from the Registrar on the Accepting Shareholders’ behalf, they will be sent such share certificate(s) in lieu of the transfer receipt(s).

4.
I/We enclose the relevant Title Documents in respect of the ownership of the whole/part of my/our holding of Class A Ordinary Shares which are to be held by the Company and/or Deutsche Bank (to the extent relating to the Non-U.S. Offer) and/or the Registrar and/or such person or persons as any of them may direct on the terms of the Offers. I/We understand that no acknowledgement of receipt of any Form of Acceptance or Title Documents will be given. I/We further understand that all documents will be sent by ordinary post at my/our own risk. I/We further understand that if the Class A Ordinary Shares tendered under the Non-U.S. Offer or the U.S. Offer (as the case may be) have not been bought-back by the Company in full, the Title Documents in respect of the balance of such Shares or a replaced certificate therefor will be returned or sent to me/us by ordinary post at my/our risk no later than 7 Business Days after the close of the Offers.

5.
I/We warrant that I/we have the full right, power, and authority to tender, transfer, assign, sell, and pass the title and ownership of my/our Class A Ordinary Shares to the Company by way of acceptance of the Non-U.S. Offer or the U.S. Offer (as the case may be).

6.
I/We warrant to the Company, Deutsche Bank (to the extent relating to the Non-U.S. Offer), the Registrar, and any of their respective directors and any person involved in the Offers that I/we have satisfied the laws of the jurisdiction where my/our address is stated in the Register in connection with my/our acceptance of the Non-U.S. Offer or the U.S. Offer (as the case may be), including the obtaining of any governmental, exchange control, or other consent and any registration or filing that may be required in compliance with all necessary formalities, legal, or regulatory requirements.

7.
I/We warrant to the Company, Deutsche Bank (to the extent relating to the Non-U.S. Offer), the Registrar, and any of their respective directors and any person involved in the Offers that I/we shall be fully responsible for payment of any transfer or other taxes or duties payable by me/us in respect of the jurisdiction where my/our address is located as set out in the Register.

8.
I/We acknowledge that, save as expressly provided in the Applicable Offer Document and this Form of Acceptance, all acceptance, instructions, authorities, and undertakings hereby given shall be irrevocable and unconditional.